Exhibit D
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: August 24, 2007

Quicksilver Resources Inc.

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	Chairman of the Board

Quicksilver Gas Services Holdings LLC

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	President and Chief Executive Officer

Cowtown Gas Processing L.P.

By: Cowtown Pipeline Management, Inc., its general partner

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	Chairman of the Board

Cowtown Pipeline L.P.

By: Cowtown Pipeline Management, Inc., its general partner

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	Chairman of the Board

Cowtown Pipeline Management, Inc.

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	Chairman of the Board

Cowtown Pipeline Funding, Inc.

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	Chairman of the Board

Quicksilver Gas Services GP LLC

By:	/s/ Thomas F. Darden

Name:	Thomas F. Darden
Title:	President and Chief Executive Officer